Trulite, Inc. (TRUL.OB) Executive Summary September 2007

Trulite provides safe, environmentally friendly portable power generators for a wide range of reliable power solutions.

Trulite is engaged in the development, production, sourcing, marketing and selling of portable, semi-portable and stationary products, components and systems that can generate power for use in off-grid applications requiring power up to one kilowatt. These products, components and systems include hydrogen fuel cells, photovoltaic solar panels, wind micro-turbines, batteries, charge controllers and inverters.

Trulite Technologies was organized in 2002 by two entrepreneurs to develop a better hydrogen fuel source to power portable fuel cells. In 2004, Trulite Technologies was acquired by Trulite, Inc. which was funded at the time primarily by Contango Capital Partners, LP. In 2005, the company started to develop an integrated fuel cell product that could use the hydrogen fuel source that was being developed, converting the hydrogen into electricity. By July 2006, the company had developed its first integrated fuel cell, the KH3Xtm, which used dry sodium borohydride as the fuel source. The KH3Xtm product could generate about 30 watts of continuous power. The company then embarked on the development of a more powerful integrated hydrogen fuel cell.

The new KH4tm integrated fuel cell provides 150 watts of continuous power.

In July 2007, the company announced the development of its new KH4tm hydrogen fuel cell product. This hydrogen fuel cell generator can produce 150 watts of continuous power and up to 200 watts of peak power. The integrated advanced technology lithium ion battery can provide immediate power if required. The system can manage the integration of power from solar panels and on-site wind micro-turbines together with power from the fuel cell to optimize the power available to meet the needs of the application. The KH4tm uses dry sodium borohydride as the hydrogen source. The two 400 watt-hour fuel cartridges that are standard with the KH4tm can provide over seven hours of run time with the unit operating at 60% of capacity. In the proper storage conditions, the fuel cartridges can be stored indefinitely before use. The company has two patents and several pending patents for the technology involved in the KH4tm and other fuel cell products. A fuel cell is a device that generates electricity as hydrogen is combined with oxygen and passes through a membrane, which separates the hydrogen into protons and electrons. The water that results from this process is re-circulated in the Trulite KH4tm. While the fuel cell generates direct current, alternating current can also be provided by using an inverter.

trulite
ON
MENU
OFF
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KH4 INTEGRATED FUEL CELL
CIRCUIT
RESET
GFCI
RESET
12 VDC
12V
120 VAC

Trulite currently plans to produce about 25 beta units of the KH4tm that are being sold to customers for field testing. Based on the feedback from those tests, the company may modify the product. Limited production of finished product for shipment into the marketplace is planned for late in the second quarter of 2008. By that time, the company anticipates that manufacturing processes will be established and documented, and that the first level of manufacturing automation will be introduced. By the second quarter of 2009, the KH4tm is expected to be in full production, resulting in further reductions in the cost of this product.

 Trulite plans to offer a line of off-grid power generation products and accessories.

Trulite has recently expanded its product offering to include smaller photovoltaic solar power systems and small on-site wind micro-turbines. Solar panels and on-site wind micro-turbines provide intermittent power that frequently must be stored to meet requirements when the panels are not producing. The Trulite fuel cells can provide power when the solar panels or wind turbines are not operating for extended and consistent power availability.

©2007 Trulite, Inc.
All Rights Reserved

We plan to offer these products in the marketplace before the new KH4tm product will be available in production quantities but will be able to work seamlessly with the KH4tm control system.

©2007 Trulite, Inc.
All Rights Reserved

Trulite expects that customers will be able to use our new KH4tm and other off-grid products for many applications when grid power is not available or is not convenient.. For example, the Trulite products might be used to recharge batteries such as those used in power tools on construction sites. Power might also be provided in emergency situations where grid power is not available in the home or small business to recharge batteries, to power lights and small refrigerators and to power or recharge electronics. Another application for the products might be to provide power for remote monitoring for security, industrial and other applications. The company envisions the products possibly being used for recreational activities where grid power is not readily available such as camping, boating, fishing and hunting or for commercial applications such as remote displays and traffic control applications. The Trulite products could also be used to recharge UPS battery back-up systems for computers where extended run times may be needed. Portable back-up power for batteries in cars, trucks, boats and RV’s could provide additional market opportunities.

 Trulite believes it is well positioned to succeed in the off-grid power market:

•
Trulite’s management team has substantial experience in fuel cells, in power generation markets and businesses, in operating and growing businesses, and in key disciplines such as manufacturing and supply chain management.

•	Trulite plans tol provide integrated power generation solutions (fuel cells, solar power, wind micro-turbines) for off-grid markets (which includes back-up power) for requirements up to one kilowatt.
•
Trulite plans to offer hybrid products that can both generate and store power. Trulite incorporates advanced technology batteries into its solutions. This hybrid solution enables Trulite to provide instant-on back-up power, continuous power even with intermittent loads (such as refrigerators), continuous power even with intermittent power generation (such as solar or wind), and capacity for peak loads.

•	By using dry sodium borohydride in the KH4tm Hydrocelltm, Trulite’s fuel source is more stable, less costly and able to produce more power per pound.
•	Trulite’s robust integration and control technology that is incorporated into its fuel cell products should provide for the direct integration of the solar and wind power sources.
•	Trulite’s products are planned for market shipment in the second quarter of 2008.

©2007 Trulite, Inc.
All Rights Reserved

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This Executive Summary is presented as a brief company overview for the information of investors, analysts and other parties with an interest in the Company. The Executive Summary does not purport to be all inclusive or to contain all of the information that a reader may desire regarding the structure or the affairs of the Company. Trulite’s management hopes that this Executive Summary will encourage analysts and investors to investigate more about the Company through its Securities and Exchange Commission (SEC) filings, press releases and other public materials. This Executive Summary does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company. This Executive Summary contains “forward-looking statements,” as contemplated by the Private Securities Litigation Reform Act of 1995, in which the company discusses factors it believes may affect its performance in the future. Forward-looking statements are all statements other than historical facts, such as statements regarding assumptions, expectations, beliefs and projections about future events or conditions. You can generally identify forward-looking statements by the appearance in such a statement of words like “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “forecast,” “project,” “should” or “will” or other comparable words or the negative of such words. The accuracy of the Company’s assumptions, expectations, beliefs and projections depend on events or conditions that change over time and are thus susceptible to change based on actual experience, new developments and known and unknown risks. Although the Company believes that the assumptions, expectations, beliefs and projections reflected in these forward-looking statements are reasonable based on the information known to the Company today, the Company can give no assurance that the assumptions, expectations, beliefs and projections will prove to be correct. Important factors that might cause future results to differ from these assumptions, expectations, beliefs and projections include, but are not limited to, industry risks, changes in capital spending budgets by customers, fluctuations in energy prices, increases in operating costs, unexpected litigation and insurance expenses, fluctuations in foreign currency valuations compared to the U.S. dollar and other factors described in the Company's most recent Annual Report on Form 10-KSB and other filings filed with the Securities and Exchange Commission. The Company cautions readers that the information contained in this Executive Summary is only current as of September 7, 2007, and the Company undertakes no obligation to update or publicly release any revisions to the forward-looking statements in this Fact Sheet hereafter to reflect the occurrence of any events or circumstances or any changes in its assumptions, expectations, beliefs and projections.

©2007 Trulite, Inc.
All Rights Reserved